Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-163276 on Form S-3 of our reports relating to the consolidated financial statements, and financial statement schedules of Commercial Vehicle Group, Inc. and subsidiaries (the “Company”) dated March 16, 2009 (November 20, 2009, as to the effects of the restatement discussed in Notes 8 and 17), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s changes in its method of accounting for uncertain income tax positions in 2007 and defined benefit pension and other post-retirement benefit plans in 2006), and our report relating to the effectiveness of the Company’s internal control over financial reporting dated March 16, 2009, appearing in the Annual Report on Form 10-K/A of the Company for the year ended December 31, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.
/s/ Deloitte & Touche LLP
Columbus, Ohio
February 3, 2010